UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2008 (July 29, 2008)
HEALTHSPRING, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-32739 (Commission File Number)	20-1821898 (IRS Employer Identification No.)

9009 Carothers Parkway
Suite 501
Franklin, Tennessee		37067
(Address of principal executive offices)		(Zip Code)
(615) 291-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
     On July 29, 2008, the Company issued a press release announcing its results of operations and financial condition for and as of the quarter and six months ended June 30, 2008. A copy of the press release is attached hereto as Exhibit 99.1.
     The attached press release includes a presentation of certain financial measures not computed in accordance with United States generally accepted accounting principles, or GAAP. The Company believes that the non-GAAP measures used in the release, when presented in conjunction with comparable GAAP measures, are useful to both management and investors in analyzing the Company’s ongoing business and operating performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP that are presented in the release. A reconciliation of these non-GAAP financial measures to the nearest comparable GAAP financial measure has been provided in the release.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 99.1 Press Release issued by HealthSpring, Inc. dated July 29, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSPRING, INC.
By:	/s/ J. Gentry Barden
J. Gentry Barden
Senior Vice President, General Counsel, and Secretary

Date: July 29, 2008

EXHIBIT INDEX

No.	Exhibit
99.1	Press Release issued by HealthSpring, Inc. dated July 29, 2008.